EXHIBIT 5.1

                          NUTTER, McCLENNEN & FISH, LLP

                                ATTORNEYS AT LAW

                             ONE INTERNATIONAL PLACE
                        BOSTON, MASSACHUSETTS 02110-2699

              TELEPHONE: 617-439-2000    FACSIMILE: 617-973-9748

CAPE COD OFFICE                                              DIRECT DIAL NUMBER
HYANNIS, MASSACHUSETTS                                        (617) 439 - 2623


                                August 6, 1996



GenRad, Inc.
300 Baker Avenue
Concord, MA 01741

Gentlemen:

      Reference is made to that certain Registration Statement on Form S-3 (the "Registration Statement"), which GenRad, Inc., a Massachusetts corporation (the "Company"), is filing on the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the resale of up to 1,196,127 shares of the Company's Common Stock, $1.00 par value per share (the "Shares"), to be offered from time to time by the holders of the Shares listed in the Registration Statement.

      We have acted as counsel for the Company in connection with the Registration Statement. We have examined original or certified copies of the Certificate of Incorporation of the Company, as amended and restated, the Company's By-laws, the corporate records of the Company to the date hereof, certificates of public officials and such other documents, records and materials as we have deemed necessary in connection with this opinion letter. Based upon the foregoing, and in reliance upon information from time to time furnished to us by the Company's officers, directors and agents, we are of the opinion that the shares of Common Stock have been duly and validly issued and are fully paid and non-assessable.

      We understand that this opinion letter is to be used in connection with the Registration Statement, as finally amended, and hereby consent to the filing of this opinion letter with and as a part of the Registration Statement as so amended, and to the reference to our firm in the Prospectus under the heading "Legal Matters." It is understood that this opinion letter is to


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NUTTER, MCCLENNEN & FISH, LLP

GenRad, Inc.
August 1, 1996
Page 2



be used in connection with the resale of the aforesaid shares of Common Stock only while the Registration Statement is effective and as it may be amended from time to time as contemplated by Section 10(a)(3) of the Securities Act.


                                    Very truly yours,

                                    /s/ Nutter, McClennen & Fish, LLP

                                    NUTTER, McCLENNEN & FISH, LLP

JED/MRD

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